Exhibit 10.6

FTD, INC.

RESTRICTED STOCK AWARD AGREEMENT

WHEREAS, ____________ (the “Grantee”) is a director, officer or employee (or an approved service provider) of FTD, INC. (the “Company”) or a Subsidiary of the Company; and

WHEREAS, the grant of the shares of restricted stock (as governed by the Company’s 2002 Long-Term Equity Incentive Plan (the “Plan”)) described herein has been authorized by a resolution of Company’s Compensation Committee;

NOW, THEREFORE, pursuant to the Plan, the Company hereby grants to the Grantee _____ restricted shares of Common Stock (as defined in the Plan) (such ____ restricted shares being hereinafter referred to as the “Restricted Shares”), effective as of ______ (the “Date of Grant”), and subject to the terms and conditions of the Plan and the terms and conditions of this Restricted Stock Award Agreement.

1.             DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Plan.

2.             ISSUANCE OF SHARES. The Restricted Shares shall be issued to the Grantee, and, except as otherwise provided in the Plan, upon payment to the Company by the Grantee of the aggregate par value thereof, shall be fully paid and nonassessable and shall be represented by a certificate or certificates issued in the name of the Grantee and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

3.             RESTRICTIONS ON TRANSFER OF SHARES. The Restricted Shares may not be sold, assigned, transferred, conveyed, pledged, exchanged or otherwise encumbered or disposed of by the Grantee, except to the Company, until they have become nonforfeitable as provided in Section 4 hereof.  Any purported encumbrance or disposition in violation of the provisions of this Section 3 shall be void AB INITIO, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.  As and when permitted by the Plan, the Committee may in its sole discretion waive the restrictions on transferability with respect to all or a portion of the Restricted Shares.

4.             VESTING OF SHARES.

(a)           Subject to Section 6 hereof, the Restricted Shares shall vest and become nonforfeitable if the Grantee is or becomes and remains as a director, officer or employee (or an approved service provider) of the Company or a Subsidiary through the vesting date set forth below with respect to the number of Restricted Shares set forth next to such date:

Number (or Percentage) of Restricted
Vesting Date	Shares Vesting on such Vesting Date

(b)           Notwithstanding the provisions of Section 4(a) above, in connection with a Change in Control, the provisions set forth in Section 8 of the Plan shall govern with respect to the acceleration of the nonforfeitability of the Restricted Shares.

5.             FORFEITURE OF SHARES.  If the Grantee ceases to be (or does not become) a director, officer or employee of (or ceases to otherwise perform certain other services approved by the Committee for the Company or a Subsidiary for any reason), except as and to the extent the Restricted Shares have vested (i.e., become nonforfeitable pursuant to Section 4 hereof), the non-vested Restricted Shares shall be forfeited by the Grantee and the certificate(s) representing the non-vested portion of the Restricted Shares so forfeited shall be canceled.

6.             CERTAIN SALES UPON DISCHARGE FOR CAUSE. In connection with a Discharge for Cause of the Grantee, the Company, at the sole discretion of the Committee, may repurchase all or any portion of the Restricted Shares beneficially owned by the Grantee on the date of the Grantee’s receipt of notice of Discharge for Cause that have theretofore vested hereunder pursuant to Section 4 hereof, provided that any such repurchase is subject to the limitations thereon set forth in Section 8 of the Plan.

7.             DIVIDEND, VOTING AND OTHER RIGHTS.  Except as otherwise provided in this Restricted Stock Award Agreement, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; PROVIDED, HOWEVER, that any additional Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, recapitalization, combination of shares, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable Restricted Shares in respect of which they are issued or transferred and shall become Restricted Shares for the purposes of this Restricted Stock Award Agreement.

8.             RETENTION OF STOCK CERTIFICATE(S) BY THE COMPANY. The certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power endorsed in blank by the Grantee with respect thereto, until such shares have become nonforfeitable in accordance with Section 4.

9.             COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; PROVIDED, HOWEVER, notwithstanding any other provision of this Restricted Stock Award Agreement, the Company shall not be obligated to issue or release from restrictions on transfer any Restricted Shares pursuant to this Restricted Stock Award Agreement if such issuance or release would result in a violation of any such law.

10.           WITHHOLDING TAXES. If the Company or any Subsidiary shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Restricted Shares or other securities pursuant to this Restricted Stock Award Agreement, and the amounts available to the Company or such Subsidiary for such withholding are insufficient, the Grantee shall pay the tax or make provisions that are satisfactory to the Company or such Subsidiary for the payment thereof. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company or such Subsidiary a portion of the Restricted Shares that become nonforfeitable hereunder, and the Restricted Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such Restricted Shares on the date of such surrender.

11.           NO EMPLOYMENT CONTRACT. Nothing contained in this Restricted Stock Award Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company or any Subsidiary or limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of the Grantee.

12.           RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Restricted Stock Award Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit–sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

13.           AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Restricted Stock Award Agreement to the extent that the amendment is applicable hereto; PROVIDED, HOWEVER, that no amendment shall adversely affect the rights of the Grantee under this Restricted Stock Award Agreement without the Grantee’s consent.

14.           SEVERABILITY. In the event that one or more of the provisions of this Restricted Stock Award Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15.           RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Restricted Stock Award Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall except as otherwise expressly provided herein have the right to determine any questions that arise under this Restricted Stock Award Agreement.

16.           SUCCESSORS AND ASSIGNS. The provisions of this Restricted Stock Award Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee and the successors and assigns of the Company.

17.           NOTICES. Any notice to the Company provided for herein shall be in writing to the attention of the Corporate Secretary at FTD, Inc., 3113 Woodcreek Drive, Downers Grove, Illinois 60515, and any notice to the Grantee shall be addressed to the Grantee at his address currently on file with the Company.  Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when hand delivered, or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service, addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified, except that notices of changes of address shall be effective only upon receipt.

18.           GOVERNING LAW. The laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof, shall govern the interpretation, performance and enforcement of this Restricted Stock Award Agreement.

* * * * *

                                IN WITNESS WHEREOF, the undersigned have executed this Restricted Stock Award Agreement as of the ____ day of ________, 20___.

FTD, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

(Signature of Participant)